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SCHEDULE A   (Dollars in Thousands, except per share data and ratios)
                                                                                                     For the Six Months
THE ANDERSONS, INC.   ------------For the Years Ended December 31,--------------------------          Ended June 30,          Sep 21
                          1992       1993        1994        1995        1996        1997             1997         1998         1998
                      ------------------------------------------------------------------------     ------------ -----------  -------
SELECTED BALANCE SHEET ITEMS                                                                       (Unaudited)


Accounts Receivable                                           $68,362     $73,694     $68,643                      $64,035
Inventory                                                     269,930     150,297     191,467                      121,221
Current Assets                                                368,411     257,635     275,088                      197,901
Current Liabilities                                           309,514     195,986     221,493                      138,760
Working Capital            40,940      47,795      57,623      58,897      61,649      53,595                       59,141
Short Term Debt                                               120,267           0      15,572                        9,500
Current Maturities LTD                                          8,029       6,360       8,406                        7,136
Long Term Debt             46,077      52,259      71,217      74,139      68,568      65,709                       66,647
Stockholders' Equity       51,970      56,256      64,870      67,260      73,249      72,201                       77,178
Total Capitalization       98,047     108,515     136,087     141,399     141,817     137,910                      143,825
Total Assets              259,294     360,586     344,809     455,518     346,591     368,244                      291,988

SELECTED INCOME STATEMENT ITEMS

Sales                     771,380     800,345     971,638   1,097,730   1,154,956     998,845          436,955     506,028
Cost of Goods Sold                                822,274     944,176     995,725     851,157          366,755     423,406
Gross Profit                                      149,364     153,554     159,231     147,688           70,200      82,622
Other Income                                            0           0           0           0                0           0
Interest Expense                                    8,395      14,019      13,703       8,494            4,412       4,344
Deprec & Amort Exp                                  8,105       9,318       9,730      10,065            4,927       5,184
Sell, Gen, Admin Exp                              125,472     129,210     133,637     131,818           65,505      69,938
Other Operating Exp                                     0           0           0           0                0           0
Other Expenses                                          0           0           0       1,121                0           0
Pre-Tax Income                                     15,497      10,325      11,891       6,255              283       8,340
Taxes                                               6,212       4,052       5,485       2,181              106       2,794
N I From Cont Ops           6,284       6,986       9,285       6,273       6,406       4,074              177       5,546
Disc Ops / Extrao Items                                 0           0           0           0                0           0
Net Income                                          9,285       6,273       6,406       4,074              177       5,546
EBITDA                                             31,997      33,662      35,324      24,814            9,622      17,868

SELECTED LIQUIDITY, COVERAGE & LEVERAGE RATIOS

Current Ratio                                                    1.19        1.31        1.24                         1.43
Collection Period (Days)                                        22.73       22.45       26.01                  *     22.67 *
Inventory Turnover                                               3.50        4.74        4.98                  *      5.81 *
Sales/Assets (Avg.)          2.97        2.58        2.75        2.74        2.88        2.79                  *      3.23 *
EBIT/Interest                                        2.85        1.74        1.87        1.74                  *      2.70 *
EBITDA/CMLTD+Interest                                            1.53        1.76        1.47                  *      2.12 *
Equity/Assets (Avg.)         0.20        0.17        0.17        0.17        0.18        0.20                         0.23
Equity/Ttl.Capitaliz (       0.53        0.52        0.50        0.48        0.50        0.52                         0.53

SELECTED PROFITABILITY RATIOS

N I Cont. Ops./Sales         0.81%       0.87%       0.96%       0.57%       0.55%       0.41%            0.40%*      0.88%*
N I Cont. Ops./Avg. Eq      12.09%      12.91%      15.33%       9.50%       9.12%       5.60%                 *     12.64%*
N I Cont. Ops./Avg. As       2.42%       2.25%       2.63%       1.57%       1.60%       1.14%                 *      2.86%*
Gross Profit/Sales                                  15.37%      13.99%      13.79%      14.79%           16.07%      16.33%
Operating Exp/Sales                                 12.91%      11.77%      11.57%      13.20%           14.99%      13.82%
Taxes/Pre-Tax Income                                40.09%      39.24%      46.13%      34.87%           37.46%      33.50%

SELECTED EARNINGS AND PRICING RATIOS                                                                        (Unaudited)

LTM EPS From Continuin      $0.75       $0.83       $1.10       $0.74       $0.76       $0.50            $0.48       $1.18  $1.18**
Wtd Aver EPS Cont Ops 5 Yr                                                              $0.72                               $0.72***
Foreced Next Yr EPS 12/98                                                                                                   $1.13
Fully Diluted EPS (As       $0.75       $0.83       $1.10       $0.74       $0.76       $0.50            $0.02       $0.70
Dividend Per Share          $0.00       $0.00       $0.00       $0.00       $0.00       $0.12            $0.06       $0.08 $0.16****
Dividend Yield                                                                           1.35%                              1.45%
Percentage Payout            0.00%       0.00%       0.00%       0.00%       0.00%      24.00%          300.00%     11.43% 13.56%
Last Twelve Mo Sales / Share                      $115.26     $130.22     $137.09     $122.41                      $133.94 $133.94**
Last Twelve Mo EBITDA / Sh                          $3.80       $3.99       $4.19       $3.04                        $4.15   $4.15**
Book Value Per Share                                            $7.98       $8.76       $9.09                        $9.71   $9.71**
Price Per Share                                                                         $8.88                               $11.00
Invested Capital Per Share                                                             $20.17                               $21.48
Price Per Share/LTM EPS-Cont Ops                                                        17.75 x                               9.32 x
Price Per Share/Wt Avg EPS Cont Ops 5 yr                                                12.34 x                              15.29 x
Price Per Share / Forecasted EPS                                                                                              9.73 x
Price Per Share / Book Value Per Share                                                   0.98 x                               1.13 x
Price Per Share / Sales Per Share (LTM)                                                  0.07 x                               0.08 x
Price Per Share / EBITDA Per Share (LTM)                                                 2.92 x                               2.65 x
Invested Capital Per Share / Sales Per Share (LTM)                                       0.16 x                               0.16 x
Invested Capital Per Share / EBITDA Per Share (LTM)                                      6.63 x                               5.18 x
End of Period Shares Outstanding                                        8,360,000   7,939,000                    7,949,520
Weighted Average Shares Outstanding             8,430,000   8,430,000   8,425,000   8,160,000        8,287,000   7,973,000

SELECTED GROWTH RATE CALCULATIONS

CAGR in Assets (1,2,3,4,5 Yrs.)         39.06%      15.32%      20.66%       7.52%       7.27%
CAGR in Sales (1,2,3,4,5 Yrs.)           3.75%      12.23%      12.48%      10.62%       5.30%
CAGR in FD EPS Cont Ops 1,2,3,4,5       10.67%      21.11%      -0.45%       0.33%      -7.79%
EPS Cont. Ops. (5 Year Average)                                                         $0.79
EPS Cont. Ops. (5 Year Standard Deviation)                                              $0.19
CAGR in F.D. EPS (1,2,3,4,5 Yrs.)       10.67%      21.11%      -0.45%       0.33%      -7.79%
EPS (5 Year Average)                                                                    $0.79
EPS (5 Year Standard Deviation)                                                         $0.19




                                EPS Cont. Ops. - Earnings per share before discontinued
                                    operations and/or extraordinary and nonrecurring items
                                nmf - Not meaningful
                                n/a - Not available
                                * Annualized
                                ** As of 3/31/98
                                *** As of 12/31/97
                                **** Indicated dividend rate



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